EXHIBIT 21



                         Subsidiaries of the Registrant


                                                              Jurisdiction of
         Subsidiaries                                          Incorporation
         ------------                                         ---------------
         Synergy Bank                                         United States

         Synergy Financial Services, Inc.                     New Jersey